INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-74411 of Allstate Life of New York Separate Account A of
Allstate Life Insurance Company of New York on Form N-4 of our report dated February 5, 2003 relating to the financial statements and the related financial statement schedules of Allstate Life Insurance Company of New York, and our report dated March 7, 2003 relating to the financial statements of Allstate Life of New York Separate Account A, appearing in the Statements of Additional Information (which are incorporated by reference in the Prospectuses of Allstate Life of New York Separate Account A), which are part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statements of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
April  17, 2003